Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,103,940)
Unrealized Gain (Loss) on Market Value of Futures	468,210
Interest Income	319
ETF Transaction Fees	1,000
Total Income (Loss)	$(634,411)

Expenses
Investment Advisory Fee	$6,560
Brokerage Commissions	1,396
NYMEX License Fee	260
Non-interested Directors' Fees and Expenses	66
Prepaid Insurance Expense	41
Other Expenses	18,600
Total Expenses	26,923
Expense Waiver	(16,960)
Net Expenses	$9,963
Net Gain (Loss)	$(644,374)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/10	$13,102,818
Additions (100,000 Units)	4,152,535
Net Gain (Loss)	(644,374)

Net Asset Value End of Period	$16,610,979
Net Asset Value Per Unit (400,000 Units)	$41.53

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502